Company Contact: Dir. of Shareholder Relations Denise Lafone 714. 891.6508. denisel@bridgeus.com

News Release

Bridge Technology, Inc. Files for Chapter 11 Reorganization

To Aggressively Address Financial and Operational Challenges

GARDNE GROVE, CALIFORNIA, JUNE 22, 2004 -- Bridge Technology, Inc. (BRDG.PK) announced today that yesterday, in order to aggressively address the financial and operational challenges that have hampered its performance, the Company has filed voluntary petitions for reorganization under chapter 11 of the U.S. Bankruptcy Code. In its filings in the U.S. Bankruptcy Court for the Central District of California, in Santa Ana, California, the Company indicated that it will reorganize on a fast-track basis and has targeted emergence from chapter 11 in 2005.

The Company said its decision to seek judicial reorganization was based on a combination of factors, including a default under its principal lending arrangements with a senior lender and a rapid decline in its liquidity and inability to secure sufficient cash dividends from its Hong Kong subsidiary.

John T. Gauthier, Chief Executive Officer of Bridge Technology, Inc., said: “We are committed and determined to complete our reorganization as quickly and as smoothly as possible, while taking full advantage of this chance to make a fresh start and reposition Bridge Technology, Inc., for the future. We deeply regret any adverse effect today’s action will have on our customers, vendors, employees and business partners. I also regret the impact of our filing on all Bridge Technology, Inc. shareholders. But after considering a wide range of alternatives, it became clear that this course of action was the only way to truly resolve the Company’s most challenging problems. I am confident, that Bridge Technology, Inc. will emerge from this process as a stronger, more dynamic, more profitable enterprise. In addition, Bridge Technology, Inc., is reviewing the actions of certain third parties, prior United States executive management and current senior management at its Hong Kong subsidiary, to determine if any legal recourse should be taken against these individuals for financial losses and other damages that have severely impacted the Company over the past several fiscal years.”

About Bridge Technology, Inc.

Bridge Technology, Inc. is a “time-to-market” Company that distributes digital recording, storage, and communication components and sub-assembly units, primarily to long standing OEM customers. The Company operates through subsidiaries in the United States, and Hong Kong. More information on Bridge Technology, Inc., may be obtained over the Internet at http://www.bridgeus.com.

Safe Harbor Statement

The foregoing, as well as other statements made by Bridge Technology, Inc., may contain forward-looking statements regarding Bridge Technology, Inc. They reflect, when made, the Company’s current views with respect to current events and financial performance, and are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the Company’s operations and business environment which may cause the actual results of the Company to be materially different from any future results, express or implied, by such forward-looking statements. The Company intends that such forward-looking statements be subject to the Safe Harbor created by Section 27(a) of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. The words and phrases “expect”, “estimate”, “anticipate” and similar expressions identify forward-looking statements. Certain factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the Company to continue as a going concern; court approval of the Company’s first day papers and other motions prosecuted by it from time to time; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a chapter 11 trustee or to convert the cases to chapter 7 cases; the ability of the Company to obtain trade credit, and shipments and terms with vendors and service providers for current orders; the Company’s ability to maintain contracts that are critical to its operations; potential adverse developments with respect to the Company’s liquidity or results of operations; the ability to fund and execute its business plan; the ability to attract, retain and compensate key executives and associates; and the ability of the Company to attract and retain customers. Other risk factors are listed from time to time in the Company’s SEC reports. Bridge Technology, Inc. disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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